Exhibit 10.1

AMERICREDIT CORP.

STOCK APPRECIATION RIGHT AGREEMENT

                                                                         March [            ], 2005

To:    [                        ] “Employee”

AmeriCredit Corp. (the “Company”) hereby grants you,                                  (the “Participant”), a stand-alone stock appreciation right (“SAR”) under the Company’s Amended and Restated 2000 Limited Omnibus and Incentive Plan for AmeriCredit Corp. (the “Plan”), in order to encourage you to continue to contribute to the Company’s growth and success. The SAR consists of the right to receive shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), in an amount whose Fair Market Value (as defined in the Plan) is equal, with respect to the number of shares specified below (the “Shares”), to the excess of (i) the Fair Market Value of Common Stock on the date or dates upon which the Participant converts this SAR or any portion thereof to Common Stock (the “Conversion Date(s)”), over (ii) the Conversion Price.

The SAR has been issued to the Participant hereunder as a separate incentive in connection with your service to the Company and not in lieu of any salary or other compensation for your services.

The date of this Agreement is                                  (the “Grant Date”). The latest date the SAR granted hereunder will expire is the five (5) year anniversary of the Grant Date (the “Expiration Date”). However, as provided in Appendix A (attached hereto), the SAR may expire earlier than the Expiration Date. Subject to the provisions of Appendix A, the Plan and any applicable employment agreement, the principal features of the SAR are as follows:

Number of Shares covered by SAR: [ ]	Conversion Price per Share (closing price on Grant Date):	[$ ]
Scheduled Vesting Dates:	% of SAR Award Vesting:

June 30, 2005* March 8, 2007* March 8, 2008*	25% 25% 50%

*	The first day thereafter (not to exceed 30 days thereafter) that the Company is not in a blackout.

Event Triggering Termination of SAR:	Maximum Time to Convert SAR into Common Stock After Triggering Event:**

Termination of Employment for Cause	No conversion available

Termination of Employment without Cause or Resignation other than Disability	Expiration Date or 1 year from date of termination, whichever is sooner, as to vested portion; Unvested portion cannot be converted

Termination of Employment due to Disability or death	Expiration Date

Death within 3 months after Termination of Employment without Cause	Expiration Date or 1 year from date of death, whichever is sooner, as to vested portion; Unvested portion cannot be converted

**	However, in no event may this SAR be converted into Common Stock after the Expiration Date.

Your signature below indicates your agreement and understanding that this SAR is subject to all of the terms and conditions contained in Appendix A and the Plan. For example, important additional information on vesting and termination of this SAR is contained in Paragraphs 4, 5 and 6 of Appendix A. ACCORDINGLY, PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS ADDITIONAL SPECIFIC TERMS AND CONDITIONS OF THIS SAR.

AMERICREDIT CORP.
801 Cherry St., Suite 3900
Fort Worth, Texas 76102

By:
Name:
Title:

Agreed to and accepted as of the date first set forth above (Please sign on the line below and print name in the space provided):

(signature)

Name:
(print name)

APPENDIX A

TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHT

1. Grant of SAR. The Company hereby grants to the Participant under the Plan, as a separate incentive in connection with his or her employment and not in lieu of any salary or other compensation for his or her services, a SAR subject to the terms and conditions set forth in this Agreement and the Plan, with respect to all or any part of an aggregate of                      Shares.

2. Conversion Price. The conversion price per share for this SAR (the “Conversion Price”) shall be                     .

3. Number of Shares. The number of Shares specified in Paragraph 1 above, and/or the Conversion Price specified in Paragraph 2 above, are subject to adjustment by the Committee (subject to any required stockholder approval) in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of Common Stock or the payment of a stock dividend on Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt or payment of consideration by the Company, or change in the capitalization of the Company.

4. Vesting Schedule. Subject to earlier termination as described in Paragraph 6 below, the SAR granted under this Agreement is scheduled to vest as to the number of Shares and on the dates shown on the first page of this Agreement. Notwithstanding the foregoing, this SAR will vest immediately as to one hundred percent (100%) of the Shares upon the occurrence of a Change of Control. The Committee in its discretion will determine whether the SAR will vest immediately in the event of other transactions including, without limitation, a liquidation or dissolution of the Company; provided that this SAR or any substituted option in no case will be convertible into Common Stock, or exercisable if a substituted option, after the Expiration Date.

5. Substitution of SAR. The Committee shall have the authority to substitute, without receiving Participant’s permission, options to purchase Common Stock for this SAR in the event that the Committee determines, in its sole discretion, that such substitution is necessary or desirable based on legal and/or accounting requirements applicable to the Company or the Participant; provided that, (i) the vesting and expiration terms of any such substituted option shall be the same as set forth above, (ii) the exercise price of any such substituted option shall be equal to the Conversion Price, and (iii) the exercisability and transferability terms of any such substituted option, shall be as set forth in the Plan and in compliance with applicable law; provided further that, the Committee also shall have the ability to revert, without receiving Participant’s permission, any unvested substituted option to purchase Common Stock back to an equivalent SAR, in the event that the Committee determines, in its sole discretion, that such reversion is necessary or desirable based on legal and/or accounting requirements applicable to the Company or the Participant.

6. Termination of SAR. This SAR shall terminate as follows:

(a)	In the event of Participant’s termination of employment with the Company (or, in each case described in this Paragraph 6, a Subsidiary of the Company) for Cause, this SAR will expire and be cancelled upon such termination.

(b)	In the event of Participant’s termination of employment without Cause, or in the event Participant resigns his or her employment for a reason other than Disability, this SAR will remain convertible into Common Stock to the extent vested as of the date of termination until the expiration of one (1) year after such termination or, if sooner, the Expiration Date; to the extent not vested as of the date of termination, this SAR will expire at the close of business on the date of termination.

(c)	In the event Participant is at least 65 years of age or older and terminates his or her employment by reason of retirement, this SAR will remain convertible into Common Stock to the extent vested as of the date of retirement until the Expiration Date; to the extent not vested as of the date of retirement, this SAR will expire at the close of business on the date of retirement.

(d)	In the event of Participant’s termination of employment on account of Disability or death of the Participant, this SAR will remain convertible into Common Stock with respect to all Shares, whether or not vested as to such Shares as of the date of termination, until the Expiration Date.

(e)	Notwithstanding anything to the contrary in this Section 6 or in this Agreement, if a Participant violates a non-compete provision in any agreement between the Company and the Participant, then such non-compete violation shall cause the immediate cancellation and termination of this SAR.

7. Persons Eligible to Convert SAR. This SAR shall be convertible into Common Stock during the Participant’s lifetime by the Participant or by a transferee to whom the SAR or the right to convert the SAR into Common Stock has been transferred pursuant to Paragraph 8 or Paragraph 13 below.

8. Death of Participant. The Committee, in its discretion, may permit the Participant to designate a beneficiary or beneficiaries to whom any vested but unconverted portion of this SAR shall be transferred. In the absence of such designation, such vested but unconverted portion will be transferred to the Participant’s estate. No such transfer of the SAR, or the right to convert the SAR or any portion thereof into Common Stock, will be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and with a copy of the will and/or such evidence as the Committee deems necessary to establish the validity of such transfer or right to convert, and an agreement by the transferee, administrator, or executor (as applicable) to comply with all the terms of this Agreement that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with this grant.

9. Conversion of SAR. This SAR may be converted into Common Stock by the person then entitled to do so as to any vested portion by giving written notice of conversion to the attention of the Company’s General Counsel, specifying the number of full Shares with respect to which the SAR is being converted and the effective date of the proposed conversion. No partial conversion of this SAR may be for less than ten (10) Shares or multiples thereof. As a condition to this award, you are required to pay an amount equal to the “par value” of the SAR converted into Common Stock, or $0.01 per share. Your payment should be made by check payable to “AmeriCredit Corp.” and delivered to the Company’s Controller on or before the conversion of any SAR into Common Stock.

10. No Rights of Shareholder. Neither the Participant (nor any beneficiary or transferee) shall be or have any of the rights or privileges of a shareholder of the Company in respect of any of the shares of Common Stock issuable pursuant to the conversion of this SAR, unless and until the date of the issuance of a stock certificate with respect to such shares of Common Stock. Except as expressly provided in Paragraph 3 above or in Section 9 of the Plan, no adjustment to this SAR shall be made for dividends or other rights for which the record date occurs prior to the date such certificates representing such shares of Common Stock are issued.

11. No Effect on Employment. Subject to any written, express employment contract with the Participant, nothing in this Agreement or the Plan shall confer upon the Participant any right to continue to be employed by the Company or any Subsidiary of the Company, or shall interfere with or restrict in any way the rights of the Company or any Subsidiary of the Company, which are hereby expressly reserved, to terminate the employment of Participant at any time for any lawful reason whatsoever or for no reason, with or without Cause and with or without notice.

12. Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Legal Department, 801 Cherry Street, Suite 3900, Fort Worth, Texas, 76102, Attention: General Counsel, at, or at such other address as the Company may hereafter designate in writing.

13. Transferability. Except as provided in Paragraph 8, above, this SAR may be transferred solely as provided in Section 16 of the Plan.

14. Other Benefits. Except as provided below, nothing contained in this Agreement shall affect the Participant’s right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other Participant welfare plan or program of the Company or any Subsidiary of the Company.

15. Maximum Term of SAR. Notwithstanding any other provision of this Agreement, this SAR is not convertible into Common Stock after the Expiration Date.

16. Binding Agreement. Subject to the limitation on the transferability of this SAR contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

17. Plan Governs. This Agreement is subject to all of the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Unless otherwise specified, capitalized terms and phrases used and not defined in this Agreement shall have the meaning set forth in the Plan.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to its principles of conflicts of law.

19. Committee Authority. The Committee shall have all discretion, power, and authority to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

20. Captions. The captions provided herein are for convenience only and are not to serve as a basis for the interpretation or construction of this Agreement.

21. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

22. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company and the Participant.